SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

FILED BY THE REGISTRANT ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

pSivida Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$

(5)	Total fee paid:

$

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ASX/Media RELEASE	4 June 2008

Change to Indicative timetable for Scheme of Arrangement

Boston, MA and Perth Australia—pSivida Limited (ASX: PSD, NASDAQ: PSDV, FSE: PSI) wishes to notify its shareholders of certain changes to the indicative timetable included in the Information Memorandum dated 2 May 2008 in relation to the Scheme of Arrangement for the Company’s reincorporation in the United States (Reincorporation).

•	The original timetable is attached to this Announcement.

•	The following dates have been changed to comply with ASX requirements. Otherwise the original timetable is unchanged.

•

CDIs of pSivida Corp. are still expected to commence trading on ASX on a deferred settlement basis on 12 June. Under the new indicative timetable, CDIs will continue trading on a deferred settlement basis through to 25 June (instead of through to 19 June).

Last date of deferred settlement trading on ASX	25 June 2008 (was 19 June 2008)
CDIs commence trading on ASX on a T+3 basis (ie normal trading conditions)	26 June 2008 (was 20 June 2008)
First settlement of deferred settlement trades on ASX	1 July 2008 (was 25 June 2008)

All dates and times are Melbourne, Victoria times, and are indicative only. The actual timetable will depend on many factors outside the control of pSivida Limited, including the Court approval process. Any changes to the above timetable will be announced to ASX and available on its website, www.asx.com.au.

Released by:

pSivida Limited Brian Leedman Vice President, Investor Relations pSivida Limited Tel: + 61 8 9227 8327 bleedman@psivida.com	US Public Relations Beverly Jedynak President Martin E. Janis & Company, Inc Tel: +1 (312) 943 1123 bjedynak@janispr.com	European Public Relations Eva Reuter Accent Marketing Limited Tel: +49 (254) 393 0740 e.reuter@dr-reuter.eu

About pSivida Limited

pSivida is a global drug delivery company committed to the biomedical sector and the development of drug delivery products. Retisert® is FDA approved for the treatment of uveitis. Vitrasert® is FDA approved for the treatment of AIDS-related CMV Retinitis. Bausch & Lomb owns the trademarks Vitrasert® and Retisert®. pSivida has licensed the technologies underlying both of these products to Bausch & Lomb. The technology underlying Medidur™ for diabetic macular edema is licensed to Alimera Sciences and is in Phase III clinical trials. pSivida has a worldwide collaborative research and license agreement with Pfizer Inc. for other ophthalmic applications of the Medidur™ technology (excluding FA).

pSivida owns the rights to develop and commercialize a modified form of silicon (porosified or nano-structured silicon) known as BioSilicon™, which has applications in drug delivery, wound healing, orthopedics, and tissue engineering. The most advanced BioSilicon™ product, BrachySil™, delivers a therapeutic, P32 directly to solid tumors and is presently in Phase II clinical trials for the treatment of pancreatic cancer.

pSivida’s intellectual property portfolio consists of 64 patent families, 113 granted patents, including patents accepted for issuance, and over 280 patent applications. pSivida conducts its operations from Boston in the United States, Malvern in the United Kingdom and Perth in Australia.

pSivida is listed on NASDAQ (PSDV), the Australian Stock Exchange (PSD) and on the Frankfurt Stock Exchange (PSI). pSivida is a founding member of the NASDAQ Health Care Index and the Merrill Lynch Nanotechnology Index.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: the scheme of arrangement for reincorporation of the company, including whether or not it is implemented; the achievement of milestones and other contingent contractual payment events; failure to prove efficacy for BrachySil; inability to raise capital; continued losses and lack of profitability; inability to develop or obtain regulatory approval for new products; inability to protect intellectual property or infringement of others’ intellectual property; inability to obtain partners to develop and market products; termination of license agreements; competition; inability to pay any registration penalties; costs of international business operations; manufacturing problems; insufficient third-party reimbursement for products; failure to retain key personnel; product liability; inability to manage change; failure to comply with laws; failure to achieve and maintain effective internal control over financial reporting; amortization or impairment of intangibles; issues relating to Australian incorporation; potential delisting from ASX or NASDAQ; possible dilution through exercise of outstanding warrants and stock options or future stock issuances; potential restrictions from capital raises; possible influence by Pfizer; and other factors that may be described in our filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.

PREVIOUS TIMETABLE

Date of the Information Memorandum	2 May 2008
Latest time and date for lodgement of completed proxy form for, and for determining eligibility to vote at, the Scheme Meeting	1.00 pm on 4 June 2008
Time and date of the Scheme Meeting	1.00 pm on 6 June 2008
Time and date of the EGM	No earlier than 1.30 pm on 6 June 2008

If the Scheme is agreed to by the Company’s Shareholders
Court hearing for approval of the Scheme	10 June 2008
Effective Date of the Scheme and last day of trading of the Shares on ASX	11 June 2008
CDIs commence trading on ASX on a deferred settlement basis	12 June 2008
New pSivida Shares commence trading on Nasdaq on a when-issued basis	11/12 June 2008
New pSivida securities commence trading on the Frankfurt Stock Exchange on a deferred settlement basis	11/12 June 2008
Record Date for determining entitlements to the Scheme Consideration	18 June 2008
Implementation Date for the Scheme	19 June 2008
Last date of deferred settlement trading on ASX	19 June 2008
CDIs commence trading on ASX on a T+3 basis (ie normal trading conditions)	20 June 2008
First settlement of deferred settlement trades on ASX	25 June 2008